UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015 (October 2, 2015)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 CHALLENGER RD, RIDGEFIELD PARK, NEW JERSEY	07660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

The Class A Shareholders of CCA Industries, Inc. met on October 2, 2015, and voted to replace Stanley Kreitman and Robert Lage as directors of the Company. The Class A Shareholders then elected Sardar Biglari and Philip Cooley to the board of directors in accordance with the agreement between The Lion Fund, L.P. and Lance Funston, dated November 14, 2014. The agreement was filed with the United States Securities and Exchange Commission as contained in form 13D/A by The Lion Fund, L.P. on November 18, 2014. Sardar Biglari and Philip Cooley were previously directors of the Company, serving from August 4, 2011 to July 1, 2014.

Sardar Biglari is founder, Chairman of the Board and Chief Executive Officer of Biglari Holdings Inc. (“Biglari Holdings”), a diversified holding company.

Philip L. Cooley is Vice Chairman of the Board and a director of Biglari Holdings Inc. He was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Dr. Cooley earned his Ph.D. from The Ohio State University, an MBA from  University of Hawaii, and a BME from General Motors Institute.  He serves on the board of the Financial Literacy of South Texas Foundation and is a trustee of the Eastern Finance Association.

Furnished as Exhibit 99.1 is a copy of the press release issued by the Company on October 8, 2015 announcing that the Class A Shareholders of CCA Industries, Inc. voted to remove Stanley Kreitman and Robert Lage as directors and elected Sardar Biglari and Philip Cooley to the board of the directors of the Company.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated:             October 8, 2015

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Executive Vice President
Chief Financial Officer